Exhibit 99.1


NEWS BULLETIN                         HEMAGEN(R) DIAGNOSTICS, INC.
                                      9033 Red Branch Road, Columbia, MD  21045
AT THE COMPANY:
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William P. Hales, President & CEO
(443) 367-5500 Tel.
(443) 367-5527 Fax
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FOR IMMEDIATE RELEASE                                 OTC:HMGN.OB
December 12, 2003

       HEMAGEN DIAGNOSTICS, INC. ANNOUNCES THE COMMENCEMENT OF PURCHASING COMPANY STOCK IN CONJUNCTION WITH ITS RULE 10b5-1 STOCK PURCHASE PLAN

COLUMBIA, MD -- Hemagen Diagnostics, Inc. (OTC: HMGN.OB), a biotechnology company that develops, manufactures, and markets proprietary medical diagnostic test kits, today announced that it began making purchases of its common stock on the open market in conjunction with the Rule 10b5-1 Directors Stock Purchase Plan that the Company adopted in October 2003. The purchasing commenced in the appropriate "window" trading period relative the Company's insider trading policy and subject to other terms of the plan.

The plan provides for the non-discretionary purchase of Hemagen common stock on the open market, based on the then-prevailing market price, for distribution to the non-employee directors of Hemagen once per quarter as a component of director compensation. Purchases under the 10b5-1 stock purchase plan will be subject to certain pre-set price parameters and other restrictions. The plan will provide for the purchase of $2,000 of Hemagen common stock per quarter for each of the non-employee directors of the Company (presently four).

In connection with the adoption of the plan, the Company has adopted a 10b5-1 stock purchase policy that allows for the use of pre-arranged trading plans by persons subject to the Company's insider trading policy, provided that such trading plans comply with the safe harbor requirements of Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows officers and directors to adopt plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions while aware of nonpublic information. Entities can also avail themselves of 10b5-1 trading plans if the individuals making the investment decisions under the plans are not aware of material nonpublic information, and policies and procedures are implemented by the entity to ensure that the individuals making such investment decisions are prevented from becoming aware of such information. Pre-arranged trading plans can also benefit the Company's stockholders by reducing or eliminating the market disruption that could otherwise occur if the Company's insiders were to conduct all of their transactions in the relatively brief "window" trading periods which follow the filing of quarterly and annual financial reports.

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures, and markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. Hemagen also manufactures and markets a complete line of Clinical Chemistry Reagents through its wholly owned subsidiary RAICHEM. In addition, Hemagen manufactures and sells the Analyst(R), an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood, and the Endochek, a clinical chemistry analyzer used to measure important constituents in animal blood. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. Hemagen's products are used in many of the largest laboratories, hospitals, and blood banks around the world. Hemagen sells its products to over 1,000 customers worldwide. The company focuses on markets that offer significant growth opportunities. The Company was incorporated in 1985 and became a public company in 1993.
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Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission Reports and Filings.

Certain statements contained in this press release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Factors which could cause actual performance to differ materially from these forward looking statements include, without limitation, management's analysis of Hemagen's assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing products, costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.